EXHIBIT 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM'S CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-130168 on Form S-8 of our report dated March 29, 2013, relating to the financial statements of InkSure Technologies Inc.,    appearing in this Annual Report on Form 10-K of InkSure Technologies Inc. for the year ended December 31, 2012.

Brightman Almagor Zohar & Co.
Certified Public Accountants,
A member firm of  Deloitte Touche Tohmatsu

Tel Aviv, Israel
March  29, 2013